MantylaMCREYNOLDS LLC

  The CPA. Never Underestimate The Value.

Exhibit 23.1c

CONSENT OF INDEPENDENT REGISERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form SB-2/Amendment 1 of our report dated September 20, 2005, on our audit of the financial statements of Snow & Sail Sports, Inc. as of December 31, 2004 and for the year ended December 31, 2004 and the period from April 16, 2003 (inception) to December 31, 2003. We also consent to the reference to our firm under the caption "Experts."

/s/ Mantyla McReynolds LLC

Mantyla McReynolds LLC Salt Lake City, Utah October 27, 2005